                                                                      EXHIBIT 99
                                                                      ----------

FOR IMMEDIATE RELEASE                 Contact: Donald J. Radkoski (614) 492-4901
Oct. 14, 2004                                      or Mary Cusick (614) 492-4920

BOB EVANS FARMS COMMENTS ON SECOND QUARTER EARNINGS

     COLUMBUS, Ohio -- Bob Evans Farms, Inc. (Nasdaq: BOBE) today announced that it expects diluted earnings per share for its second fiscal quarter ending Oct. 29, 2004, to be between $0.25 and $0.30, which is below previous expectations.

         Chairman of the Board and Chief Executive Officer Stewart K. Owens said, "While same-store sales at Bob Evans Restaurants have improved slightly since the introduction of our new menu in mid-September, fiscal October same-store sales to date are approximately 3 percent lower than a year ago. Given the operating leverage inherent in this business, the continuing softness in same-store sales is having a significant negative impact on our restaurant operating margins. In addition, we have recently launched new customer satisfaction initiatives that are further increasing both food and labor costs. We continue to explore a variety of alternative strategies aimed at boosting sales and profitability at Bob Evans Restaurants over the next few quarters and the longer term."

         Further details will be available when final results for the quarter are announced. The company plans to issue its second quarter earnings press release on Nov. 15, 2004, and to host a conference call the following morning for interested parties. Additional information regarding the conference call will be released in advance of the event.

         Bob Evans Farms, Inc. owns and operates 577 full-service, family restaurants in 21 states. Bob Evans Restaurants are primarily located in the Midwest, mid-Atlantic and Southeast regions of the United States, while Owens Restaurants operate in Texas. In addition, the company operates 84 Mimi's Cafe casual restaurants located in 11 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the company's Web site at www.bobevans.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this report which are not statements of historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In addition, certain statements in future filings by the company with the SEC, in press releases and in oral and written statements made by or with the approval of the company which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include statements of plans and objectives of the company or its management or board of directors; statements regarding future economic performance; and statements of assumptions underlying such statements. Words such as "plan," "believes," "anticipates," "expects" and "intends" and similar expressions are intended to, but are not the exclusive means of, identifying those statements.

Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including, without limitation:

     -    Changes in hog costs
     - The possibility of severe weather conditions where the company operates its restaurants
     -    The availability and cost of acceptable new restaurant sites
     -    Shortages of restaurant labor
     - Acceptance of the company's restaurant concepts into new geographic areas
     - Accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of Mimi's Cafe
     - Unanticipated changes in business and economic conditions affecting Mimi's Cafe
     - Other risks disclosed from time to time in the company's securities filings and press releases

There is also the risk that the company may incorrectly analyze these risks or that the strategies developed by the company to address them will be unsuccessful.

Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect circumstances or events after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to the company or any person acting on behalf of the company are qualified by the cautionary statements in this section.